Exhibit 4.2

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, ONLY (1) (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (D) TO THE COMPANY, AND (2) IN EACH CASE, IN ACCORDANCE WITH APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE DOMESTIC OR FOREIGN JURISDICTION.  THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT THAT THE SECURITY EVIDENCED HEREBY IS SUBJECT TO THE FOREGOING RESALE RESTRICTIONS.

THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER STATE SECURITIES, OR “BLUE SKY,” LAWS, AND WILL BE RESTRICTED IN THE SAME MANNER AS THESE SECURITIES. SUCH SHARES ARE ENTITLED TO THE BENEFIT OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF [                    ], 2006, BY AND AMONG THE ISSUER AND THE PURCHASERS NAMED THEREIN, THAT COVERS THE RESALE OF THE SHARES ACQUIRED UPON EXERCISE OF THESE WARRANTS.  A COPY OF THE PURCHASE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE ISSUER.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
INNOVO GROUP INC.

DATE OF INITIAL ISSUANCE:                          , 2006

THIS CERTIFIES THAT, for value received,                                                            (the “Holder”) is entitled to purchase, subject to the exercise and other provisions of this Warrant, from Innovo Group Inc., a Delaware corporation (the “Company”), at any time beginning on the one hundred and eight-first (181st) day following the date of initial issuance and ending at 5:00 P.M. Eastern Time on                   , 2011 (the “Expiration Date”), up to                                shares (as such number of shares may be adjusted in accordance with Section 2 hereof, the “Warrant Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”), in whole or in part, at an exercise price per share of $       (subject to adjustment as provided in

Section 2 hereof, the “Exercise Price”).  This Warrant shall expire on the Expiration Date, and shall become void thereafter.

WHEREAS, the Company proposes to sell, pursuant to a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company, the Holder and the other Purchasers named therein, an aggregate of up to 6,834,347 shares of the Company’s Common Stock and, as an inducement for the Purchasers to purchase such shares, the Company also proposes to grant to the Purchasers Warrants to purchase an aggregate of up to 2,050,304 shares of the Company’s Common Stock;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.              Exercise of Warrant.

1.1.          Vesting.  The Holder’s rights under this Warrant shall fully be fully vested as of the date hereof; provided that this Warrant may only be exercised during the Exercise Period (as hereinafter defined).

1.2.          Exercisability.  This Warrant shall be exercisable, in whole or in part, beginning on the one hundred and eight first (181st) day following the date of initial issuance until the Expiration Date (such period, the “Exercise Period”).

1.3.          Procedure for Exercise of Warrant.

(a)           To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at 5901 South Eastern Avenue, Commerce, California 90040, Facsimile No. (323) 837-3791, Attention: Legal Department: (i) a completed and signed Notice of Exercise (including the Substitute Form W-9, which forms a part thereof), as attached hereto as Schedule A; (ii) delivery of payment to the Company of the Exercise Price in any manner specified in subsection (c) of this Section 1.3; and (iii) this Warrant.  Upon irrevocable payment in good collected funds of the aggregate Exercise Price (rounded up to the nearest cent) for the Warrant Shares being purchased, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder.

(b)           The Company shall, as promptly as practicable after completion of the actions specified in Section 1.3(a) above (the “Date of Exercise”), and in no event later than three (3) business days after the Date of Exercise, cause to be executed, and deliver to the Holder a certificate representing the aggregate number of Warrant Shares specified in the Notice of Exercise.  Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder.  If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the remaining Warrant Shares covered by this Warrant.  The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such stock certificates.

(c)           The Exercise Price shall be payable (i) in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers’ check in lawful money of the United States of America; or (ii) by presentation and surrender of this Warrant to the Company at its principal offices with a written notice of the Holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”).  In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant, in whole or in part, for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which such Holder would otherwise be entitled by a fraction, the numerator of which shall be the excess of the then Current Market Price per share of Common Stock over the Exercise Price, and the denominator of which shall be the then Current Market Price per share of Common Stock.  For purposes of this subsection (c), “Current Market Price” means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq Capital Market (or other comparable system) on the business day immediately prior to the date on which the Holder surrenders this Warrant to the Company for the purposes of the Cashless Exercise, not identified as having been reported late to such system during regular trading hours, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the Nasdaq Capital Market (or other comparable system) during regular trading hours on the business day immediately prior to the date on which the Holder surrenders this Warrant to the Company for the purposes of the Cashless Exercise, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq Capital Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Board of Directors for that purpose.  If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Current Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.  For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(d)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

1.4.          Restrictive Legend.  Each certificate for Warrant Shares shall contain the following legend:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, ONLY (1) (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (D) TO THE COMPANY, AND (2) IN EACH CASE, IN ACCORDANCE WITH APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE DOMESTIC OR FOREIGN JURISDICTION.  THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT THAT THE SECURITY EVIDENCED HEREBY IS SUBJECT TO THE FOREGOING RESALE RESTRICTIONS.”

The certificates shall also bear any additional legends that are required by, or are appropriate with respect to the rules and regulation of, any state, local, foreign or other securities authorities.  The Company’s transfer agent and registrar will maintain stop transfer instructions on record for the Warrant Shares until it has been notified by the Company, upon the advice of counsel, that such instructions may be waived.  Such stop transfer instructions will limit the method of sale of the Warrant Shares, consistent with Rule 144 or other available exemptions from registration under the Securities Act of 1933, as amended.  Any transfers other than pursuant to Rule 144 will require an opinion of counsel reasonably satisfactory to the Company and its counsel prior to such transfers.

1.5.          Character of Warrant Shares.  The Company represents and warrants that all Warrant Shares shall be duly authorized, validly issued, and, upon payment of the Exercise Price therefor, fully paid and nonassessable, and free from all taxes, liens, hypothecations, security interests, adverse claims or interests and charges created in respect of the issue thereof.  Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Exercise Date of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate.

1.6           No Fractional Shares.  The Company shall have no obligation to issue fractional shares, or scrip representing fractional shares, of its Common Stock under this Warrant, and, to the extent that the Holder would otherwise be entitled to purchase and/or receive fractional shares of Common Stock hereunder, the Company shall, in lieu of issuing such fractional share, pay to the Holder an amount in cash equal to the product of (x) the Current Market Price per share of Common Stock, times (y) a fraction equal to the fraction of a share of Common Stock into which this Warrant would otherwise be exercisable.

Section 2.              Certain Adjustments.

2.1.          Stock Dividends, Subdivisions and Combinations.  If at any time the Company shall:

(a)           establish a record date for the determination of holders of record of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of the Company’s Common Stock,

(b)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the Warrant Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the Warrant Shares for which this Warrant is exercisable immediately after such adjustment.

2.2.          Adjustment Procedures.  The following provisions shall be applicable to adjustments to be made pursuant to Section 2.1 hereof:

(a)           When Adjustments to be Made.  The adjustments required by this Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)           Fractional Interests.  In computing adjustments under this Section 2, fractional interests in the Common Stock shall be taken into account to the nearest 1/10th of a share.  Subject to Section 1.6, in no event, however, shall fractional shares or scrip representing fractional shares be issued upon the exercise of this Warrant.

(c)           When Adjustment Not Required.  If the Company shall establish a record date for the determination of the holders of record of the Common Stock for the purpose of entitling such holders to receive a dividend payable in Common Stock and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

2.3.          Reorganization, Reclassification, Merger, Consolidation or Share Exchange.  If the Company at any time reorganizes or reclassifies the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidates with, merges into, or effects a share exchange with, another corporation (where the Company is not the continuing corporation after such merger or consolidation), then the Holder shall thereafter be entitled to receive upon exercise of this Warrant in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to the Holder upon such reorganization, reclassification, consolidation, merger or share exchange had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or share exchange (subject to subsequent adjustments under this Section 2), and the Exercise Price shall be adjusted appropriately to reflect such action and adjustment.

If any such reorganization, reclassification, consolidation, merger or share exchange results in a cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company or its successors and assigns shall, upon distribution to such Holder, consider the Exercise Price to have been paid in full, and in making settlement to such Holder, shall deduct an amount equal to the Exercise Price from the amount payable to such Holder.  Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger, consolidation or share exchange unless prior to the consummation thereof, the corporation that may be required to deliver any stock, securities or other assets upon the exercise of this Warrant shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the Holder.  A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation, merger or share exchange for the foregoing purposes.

2.4.          Officer’s Certificate.  Upon each adjustment of the Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder by reason of other events herein set forth, then and in each such case, the Company will promptly prepare a certificate of a responsible officer of the Company, stating the adjusted Exercise Price, the adjusted number of Warrant Shares so issuable, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  The Company will promptly mail a copy of such certificate to the Holder.  Such calculation shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Exercise Price and any such change in the number of Warrant Shares so issuable, absent manifest error.

2.5           Notice of Certain Proposed Actions.  In the event the Company shall propose to take any action of the types described in Sections 2.1 or 2.3 above, then the Company shall forward, at the same time and in the same manner, to the Holder such notice and related proxy or other materials, if any, that the Company gives to the holders of the Common Stock.  Failure to give such notice, or any defect therein, however, shall not affect the legality or validity of any such action.

Section 3.              Ownership and Transfer.

3.1.          Ownership.  The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant to the Company for registration of transfer.

3.2.          Transfers.  Upon the sale, disposition, transfer or conveyance of this Warrant, the purchaser, transferee or other recipient hereof shall, together with the previous Holder hereof, promptly notify the Company of such sale, disposition, transfer or conveyance and shall provide such recipient’s name, address and capacity in which this Warrant is held, and present such other information as the Company may reasonably request, and such recipient will thereafter be subject to, and bound by, the terms and provisions of, this Warrant to the same extent as the previous Holder.

3.3.          Replacement.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.  This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement.  Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant.  Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may reasonably prescribe.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall at any time be presented.

3.4           Cancellation of Warrant.  Any Warrant surrendered upon exercise or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided herein in the case of the purchase of less than all of the Warrant Shares that the Holder may purchase hereunder or in the case of a split up, combination, exchange or transfer, no Warrant shall be issued hereunder in lieu of such cancelled Warrant.  Any Warrant so cancelled shall be marked cancelled and destroyed by the Company.

Section 4.              Miscellaneous.

4.1           Reservation of Shares.  The Company covenants that, at all times during the Exercise Period, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant, as well as for the issuance of Common Stock pursuant to any other outstanding warrants, options or other instruments convertible or exercisable into the Company’s Common Stock, and with respect to any employee benefit or similar plans.

4.2           No Rights as Shareholder; Limitation of Liability.  This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of Company shareholders, prior to exercise of this Warrant and irrevocable payment in good, collected funds of the Exercise Price therefor.

4.3           Amendment.  This Warrant may only be modified or amended and any provision hereof may only be waived by a writing executed by the Company and the Holder of this Warrant.

4.4           Successors and Assigns.  This Warrant shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereunder, and no other parties shall have any rights hereunder.  The Company will not merge or consolidate with or into any other corporation or other entity or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation or other entity, unless the corporation or other entity resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

4.5           Governing Law.  This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

4.6           Entire Agreement; Other Benefits.  The Holder is entitled, with respect to his ownership of this Warrant and/or the Warrant Shares to the benefits of the Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company, the Holder and the other Purchasers named in the Purchase Agreement.  Except as otherwise expressly provided herein, this Warrant (including the Purchase Agreement and any other agreements, instruments and other documents referred to herein or therein) constitutes the entire agreement among the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

4.7           Standing.  Nothing in this Warrant is intended, or shall be construed, to confer upon, or give to, any person other than the Company and the Holder any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein.  All covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors, and the Holder, and no other person shall have any other rights or interests herein, whether as third party beneficiaries or otherwise.

4.8           Headings, etc.  The descriptive headings of the articles and sections of this Warrant are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.  As under herein, the singular shall include the plural and the terms “include” and “including” shall mean without limitation by way of enumeration or otherwise.

4.9           Counterparts.  This Warrant may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

INNOVO GROUP INC.

By:
	Name:	Marc Crossman
	Title:	CEO, President and CFO

THE HOLDER

Name:

SCHEDULE A

NOTICE OF EXERCISE OF
WARRANT TO PURCHASE COMMON STOCK OF
INNOVO GROUP INC.

To:          Innovo Group Inc.

The undersigned, the registered owner of this Warrant, hereby irrevocably elects to exercise the purchase rights represented thereby for, and to purchase thereunder,                    shares of Common Stock of Innovo Group Inc. and

             herewith makes payment of $                     therefore; or

             hereby elects a “Cashless Exercise” as defined and in the manner stated in Section 1.3(c) of this Warrant; and

requests that the certificates evidencing such shares be issued in the name of and be delivered to

Name:

Address:

Social Security or
Tax I.D. Number:

and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Dated:

THE HOLDER

By:
Name: